UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________
FORM 8-K
________________________________________

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 14, 2017

 _______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 14, 2017, the Board of Directors (the "Board") of Entegris, Inc. ("Entegris") appointed Azita Saleki-Gerhardt, Ph.D. as a director of Entegris. There is no arrangement or understanding between Dr. Saleki-Gerhardt and any other persons or entities pursuant to which Dr. Saleki-Gerhardt was appointed as a director.
Upon her appointment to the Board, Dr. Saleki-Gerhardt became entitled to a prorated portion of the standard non-employee directors’ compensation for the period ending on May 31, 2018. As part of this standard non-employee director compensation, on August 14, 2017, Dr. Saleki-Gerhardt received a prorated award of 3,897 restricted stock units with restrictions lapsing on the earlier of the date of the 2018 Annual Meeting of Stockholders or the first anniversary of the award date. Dr. Saleki-Gerhardt will also receive a prorated portion of the $75,000 annual retainer payable to non-employee directors, paid quarterly in advance. Non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director.
In addition, Entegris plans to enter into an indemnity agreement with Dr. Saleki-Gerhardt in connection with her services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.30 to Entegris' Annual Report on Form 10-K for the fiscal year ended August 27, 2005, filed with the U.S. Securities and Exchange Commission on November 23, 2005.
There are no transactions between Entegris and Dr. Saleki-Gerhardt that would be required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing Dr. Saleki-Gerhardt’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: August 14, 2017
By: /s/ Sue Lee
Name: Sue Lee
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 14, 2017